As filed with the Securities and Exchange Commission on June 2, 2020

Registration No. 333-238632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Royalty Pharma plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 East 59th Street

New York, New York 10022

(212) 883-0200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Pablo Legorreta

Chief Executive Officer

110 East 59th Street

New York, New York 10022

(212) 883-0200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr., Esq. Marcel Fausten, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Arthur R. McGivern, Esq. Edwin M. O’Connor, Esq. Benjamin K. Marsh, Esq. Goodwin Procter LLP 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Class A Ordinary Shares, par value $ per share	$100,000,000	$12,980

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes Class A ordinary shares subject to the underwriters’ option to purchase additional Class A ordinary shares.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Royalty Pharma plc is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-238632) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The Exhibit Index is incorporated herein by reference.

1.1*	Form of Underwriting Agreement

3.1	Form of Articles of Association

4.1*	Form of Class A Ordinary Share Certificate

5.1**	Opinion of Davis Polk & Wardwell London LLP as to the validity of the Class A ordinary shares

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP relating to tax matters

10.1**	Form of Management and Services Agreement, dated , 2020, among Royalty Pharma plc and RP Management, LLC

10.2**	Credit Agreement, dated February 11, 2020, between RPI 2019 Intermediate Finance Trust, as borrower, Bank of America, N.A., as administrative agent, and certain lender parties thereto

10.3	Form of Exchange Agreement

10.4	Form of Registration Rights Agreement

10.5†	Form of Deed of Indemnity

10.6*†	Director Appointment Agreement, dated , 2020, between the Company and Mr. Germano Giuliani

10.7#	Amended and Restated Purchase and Sale Agreement, dated November 14, 2014, with the Cystic Fibrosis Foundation Therapeutics Incorporated

10.8#	Amendment No. 1 to the Amended and Restated Purchase and Sale Agreement, dated October 13, 2016 with the Cystic Fibrosis Foundation

10.9#**	Research, Development and Commercialization Agreement, dated May 24, 2004, between the Cystic Fibrosis Foundation Therapeutics Incorporated and Vertex Pharmaceuticals Inc., as amended

10.10#**	Amendment No. 1 to Research, Development and Commercialization Agreement, dated January 6, 2006 by and between Vertex Pharmaceuticals Incorporated and Cystic Fibrosis Foundation Therapeutics Incorporated

10.11**	Amendment No. 2 to Research, Development and Commercialization Agreement, dated January 1, 2006, by and between Vertex Pharmaceuticals Incorporated and Cystic Fibrosis Foundation Therapeutics Incorporated

10.12#**	Amendment No. 5 to Research, Development and Commercialization Agreement, dated April 1, 2011, by and between Vertex Pharmaceuticals Incorporated and Cystic Fibrosis Foundation Therapeutics Incorporated

10.13#**	Amendment No. 7 to Research, Development and Commercialization Agreement, dated September 1, 2016, by and between Vertex Pharmaceuticals Incorporated and Cystic Fibrosis Foundation Therapeutics Incorporated

10.14**	Form of Amended and Restated Management and Services Agreement, dated, 2020, among Royalty Pharma Investments 2019 ICAV and RP Management, LLC

21.1**	List of subsidiaries

23.1**	Consent of Ernst & Young

23.2**	Consent of Davis Polk & Wardwell London LLP (included as part of Exhibit 5.1)

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 8.1)

24.1**	Power of Attorney (included on the signature page to the initial filing of this registration statement)

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*	To be filed by amendment.
**	Previously filed.
†	Management contract or compensatory plan or arrangement.
#	Certain information has been excluded from the exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the day of 2nd day of June 2020.

ROYALTY PHARMA PLC

By:	/s/ George Lloyd
Name: George Lloyd
Title: Attorney-in-fact

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of June, 2020.

Signature	Title
* Pablo Legorreta	Chairman of the Board, Director & Chief Executive Officer (Principal Executive Officer and Royalty Pharma plc’s authorized representative in the United States)

* Terrance Coyne	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ George Lloyd	Director
George Lloyd

* By:	/s/ George Loyd
Attorney-in-fact

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